Exhibit 23.2

KPMG Audit 1 Stokes Place St. Stephen’s Green Dublin 2 D02 DE03 Ireland

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Jazz Pharmaceuticals plc

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG

Dublin, Ireland
May 7, 2021